                                                                 EXHIBIT (d)(17)

                         OVERLOAN PROTECTION RIDER (OLP)

 Any undefined terms used in this rider have the meaning set forth in the policy to which this rider is attached. This policy is referred to as Base Policy in the rest of this rider.

1. BENEFIT This rider guarantees that the policy to which it is attached will not lapse when the policy's Cash Surrender Value is not sufficient to cover the Monthly Deduction Charges shown on the "Policy Charges" Policy Data page.

2. CONDITIONS TO ACTIVATE THE BENEFIT In order to activate this rider benefit, you must send a written request to us at our Service Office for variable products or any other location that we indicate to you in writing. This Service Office is referred to in the most current prospectus that is on file with the SEC. The following conditions must be met upon receipt of your written request.

      (a)   The Base Policy is in effect for at least 15 years.

      (b) The Insured (younger Insured if a survivorship plan) must be age 75 or more.

      (c) The Life Insurance Benefit Option elected under the Base Policy is Option 1, as shown on "Policy Information" Policy Data page.

      (d) The Guideline Premium Test (GPT), as described in the Premiums Section of the Base Policy and shown on Policy Data page 2.2 must be in effect.

      (e) The Loan Value exceeds the Face Amount of the policy in effect at time of activation. and

      (f) The Loan Value must be less than 99% of the Base Policy's Cash Value after the deduction of the one-time rider charge shown in a separate table on the Data page for this rider.

      (g) Activation of this rider cannot cause the policy to violate the Guideline Premium Test (GPT) at any duration.

3. RIDER CHARGE A one-time charge applies on the date this rider is activated. This charge is equal to a percentage of the policy Cash Value. Additional details concerning this charge is shown on the 2-OLP Data page. There is no charge if the rider is never activated.

4. ACTIVATION OF THE OVERLOAN PROTECTION BENEFIT (OLPB) We will mail a notice to you at your last known address at least 31 days before the end of this policy's Late Period to notify you that the OLPB can be activated. We will also mail a copy of the notice to the last known address of any assignee on our records. The OLPB will be effective on the Monthly Deduction Day following receipt of your written request. Once in effect, the OLPB will prevent your policy from ending and the following changes will take effect.

      (a) The Life Insurance Benefit Option, as shown on "Policy Information" Policy Data page, must be Option 1. If Option 1 is not in effect, it is permanently changed to Option 1 and the Face Amount of the policy will be changed to 101% of the policy's Cash Value.

      (b) Any Cash Value under the policy that is not invested in the Fixed Account will be transferred to such account.

      (c)   Any other riders, except the OLP, attached to this policy will end.

      (d) No further policy changes, premium payments, transfers, partial surrenders, or full surrenders will be allowed.

      (e)   No additional loans or loan repayments will be permitted.

      (f)   Loan interest will continue to accrue.

      (g)   No further Monthly Deductions will be taken.

5. REINSTATEMENT If the policy to which this rider is attached lapses while the rider is inactive, and the policy is later reinstated, this rider is also reinstated but we must receive evidence of insurability that is acceptable to us and the Insured (or both Insureds if a survivorship plan) must be alive.

6.    CASH OR LOAN VALUE This rider does not have cash or loan value.

7. CONFORMITY WITH LAW This rider is subject to all laws that apply. We reserve the right to make changes to this rider to ensure that this rider qualifies as life insurance under federal tax law.

308-940

8. WHEN RIDER ENDS You can cancel this rider at any time by sending us a signed notice. This rider will end on the Monthly Deduction Day on or next following the date we receive your request.

      This rider will also end for any of the following reasons:

      (a) The date the Insured reaches the age when Monthly Deductions end and no further premiums can be paid under the policy or the date the younger Insured reaches the age when Monthly Deductions end and no further premiums can be paid under a survivorship policy; or

      (b)   If the policy ends or is surrendered.

NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION

   /s/ Catherine A. Marrion                  /s/ Theodore A. Mathas
   --------------------------------          -------------------------------
    Secretary                                       President

308-940

VUL SAMPLE
POLICY NUMBER-- [#200 000 000]                          INSURED-- [#1JOHN DOE]

                TABLE OF OVERLOAN PROTECTION (OLP) RIDER CHARGES

INSURED'S AGE+ WHEN OLP
IS EXERCISED                            CHARGE*
    75                                #45[05.00%
    76                                    05.00%
    77                                    05.00%
    78                                    05.00%
    79                                    05.00%
    80                                    05.00%
    81                                    05.00%
    82                                    05.00%
    83                                    05.00%
    84                                    05.00%
    85                                    04.50%
    86                                    04.50%
    87                                    04.00%
    88                                    04.00%
    89                                    03.50%
    90                                    03.50%
    91                                    03.00%
    92                                    03.00%
    93                                    02.50%
    94                                    02.50%
    95                                    02.00%
    96                                    02.00%
    97                                    02.00%
    98                                    02.00%
    99                                    02.00%]

* CHARGE SHOWN IS PERCENT OF POLICY'S CASH VALUE

+ YOUNGER INSURED'S AGE FOR SURVIVORSHIP POLICIES

PAGE 2-OLP    POLICY DATA    NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION

308-940

SVUL SAMPLE
POLICY NUMBER-- [#200 000 000]                        INSURED-- [#1JOHN DOE]
                                                              JANE DOE]

                TABLE OF OVERLOAN PROTECTION (OLP) RIDER CHARGES

INSURED'S AGE+ WHEN OLP
IS EXERCISED                            CHARGE*
    75                                #45[04.50%
    76                                    04.50%
    77                                    04.50%
    78                                    04.50%
    79                                    04.50%
    80                                    04.50%
    81                                    04.50%
    82                                    04.50%
    83                                    04.50%
    84                                    04.50%
    85                                    04.50%
    86                                    04.50%
    87                                    04.00%
    88                                    04.00%
    89                                    03.50%
    90                                    03.50%
    91                                    03.00%
    92                                    03.00%
    93                                    02.50%
    94                                    02.50%
    95                                    02.00%
    96                                    02.00%
    97                                    02.00%
    98                                    02.00%
    99                                    02.00%]

* CHARGE SHOWN IS PERCENT OF POLICY'S CASH VALUE

+ YOUNGER INSURED'S AGE FOR SURVIVORSHIP POLICIES

PAGE 2-OLP    POLICY DATA    NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION

308-940